EXHIBIT 10.2

PNM RESOURCES, INC.
2017 LONG-TERM INCENTIVE PLAN
Introduction

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The 2017 Long-Term Incentive Plan (the “Plan” or the “2017 Plan”) provides eligible Officers of PNM Resources, Inc. (the “Company” or “PNMR”) with the opportunity to earn Performance Share Awards (70% of the total opportunity) and time-vested Restricted Stock Rights Awards (30% of the total opportunity). For purposes of the Plan, “Officer” means any Officer of the Company who has the title of Chief Executive Officer, Executive Vice President, Senior Vice President or Vice President and who is in salary grade H18 or higher.

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The number of Performance Shares earned by an Officer for the Performance Period (as described below) will depend on the Officer’s position (e.g., Chief Executive Officer, Executive Vice President, Senior Vice President or Vice President) and base salary and the Company’s level of attainment of (1) an Earnings Growth Goal, (2) a Relative TSR Goal and (3) an FFO/Debt Ratio Goal, as described below and in Attachment A.

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The number of time-vested Restricted Stock Rights granted to an Officer at the end of each Performance Period will depend on the Officer’s position, the Officer’s base salary and the discretion of the Company’s Compensation and Human Resources Committee (the “Committee”).

Performance Period

•	The Performance Period began on January 1, 2017 and will end on December 31, 2019.
Performance Goals

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The number of Performance Shares that an Officer will receive for the Performance Period will depend on the Company’s level of attainment of a an Earnings Growth Goal, Relative TSR Goal and a FFO/Debt Ratio Goal.

•	These Goals and the corresponding Awards are described in the Performance Goal Table (Attachment A).
Performance Share Award Opportunities

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The Company’s level of attainment (Threshold, Target or Maximum) of the Earnings Growth Goal, Relative TSR Goal and the FFO/Debt Ratio Goal determines the level of the Officer’s Performance Share Awards.

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An Officer’s Performance Share Award opportunities also will vary depending on the Officer’s position and the Officer’s base salary, all as determined in accordance with the Performance Share Award Opportunity Table (Attachment B).

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For purposes of determining the number of Performance Shares to which an Officer is entitled at any particular Award level, the value of one Performance Share shall be equal to the Fair Market Value of one share of the Company’s Stock on the relevant Grant Date and the Officer’s base salary shall equal the Officer’s base salary as of the first day of the Performance Period.

Time-Vested Restricted Stock Rights Award Opportunities

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After the Performance Period (generally between the next following January 1 and March 15), the Committee will consider whether to grant time-vested Restricted Stock Rights Awards to the participating Officers.

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If the Committee, with the approval of the Company’s Board of Directors (the “Board”), decides to make a time-vested Restricted Stock Rights Award to a particular Officer, it must adopt a written resolution to that effect. In the resolution, the Committee will establish the Grant Date for the time-vested Restricted Stock Rights Award.

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An Officer’s time-vested Restricted Stock Rights Award opportunity will vary depending on the Officer’s position and the Officer’s base salary, all as determined in accordance with the attached Time-Vested Restricted Stock Rights Award Opportunity Table (Attachment C). The Committee reserves the discretion to grant an Award that is less than the opportunity set forth in the Table or to grant no time-vested Restricted Stock Rights Award to a particular Officer.

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For purposes of determining the number of time-vested Restricted Stock Rights to which an Officer will be entitled, the value of one time-vested Restricted Stock Right shall be equal to the Fair Market Value of one share of the Company’s Stock on the Grant Date specified in the Committee’s resolution and the Officer’s base salary shall equal the Officer’s base salary on the Grant Date.

Other Provisions

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All of the Awards will be made pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan, as amended (the “PEP”) or any successor to the PEP. Any references in the Plan to the PEP shall be deemed to be a reference to the corresponding provisions of any successor to the PEP.

•	All of the Awards will be subject to the standard Terms and Conditions attached hereto as Attachment D.

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The Grant Date for the Performance Share Awards is March 3, 2017 (the first trading day after expiration of the current black-out period, as determined in accordance with the Company’s Equity Compensation Awards Policy).

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A prorated Performance Share Award will be provided to an Officer who Separates from Service in the second half of the Performance Period (in other words, between July 1, 2018 and December 31, 2019) due to death, Disability, Retirement or Impaction. A prorated Award will not be paid to an Officer who incurs a Separation from Service for any of these reasons during the first half of the Performance Period or to an Officer who incurs a Separation from Service for any other reason prior to the last day of the Performance Period.

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The prorated Award will be calculated at the end of the Performance Period based on actual performance during the Performance Period. The proration will be made based on the number of full months of service completed by the Officer during the Performance Period, using the proration rules described in Section 11.1(a)(iv)(2) of the PEP. The prorated Award then will be paid at the same time as Awards are paid to other participants in the Plan.

2

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If an individual ceases to be an Officer during a Performance Period but remains employed by the Company or its Affiliates, the Committee may grant a pro-rata Performance Share Award to the former Officer on such terms and conditions as the Committee deems to be appropriate as long as the individual was an Officer for at least half of the Performance Period.

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If an individual becomes an Officer during a Performance Period, the Committee may grant a pro-rata Performance Share Award to the new Officer on such terms and conditions as the Committee deems to be appropriate.

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All Performance Share Awards payable to Officers who are Covered Employees for the Company’s tax year that coincides with the end of the Performance Period are intended to qualify as Performance-Based Awards granted pursuant to Section 10 of the PEP. As a result, all such Awards are subject to the requirements of Section 10 of the PEP.

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All Awards issued under this Plan are subject to potential forfeiture or recovery to the fullest extent called for by any Clawback Policy that may be adopted by the Company. By accepting an Award, an Officer consents to the Clawback Policy and agrees to be bound by and comply with the Clawback Policy and to return the full amount required by the Clawback Policy.

/s/ Patrick V. Apodaca
Patrick V. Apodaca
SVP and General Counsel

Dated: March 31    , 2017

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ATTACHMENT A
Performance Goal Table

Goal	Threshold Level[1]	Target Level[1]	Maximum Level[1,2]
Earnings Growth[3]

If the Company’s Earnings Growth on the last day of the Performance Period places it in the Threshold, Target or Maximum Level range for the Performance Period, the Officer will be entitled to receive 40% of the Threshold, Target or Maximum Award as determined in accordance with the Performance Share Award Opportunity Table.
	At least 3%, but less than 4%	At least 4%, but less than 8%	At least 8%
Relative TSR[4]

If the Company’s Relative TSR for the Performance Period places it in the Threshold, Target or Maximum Level range shown to the right, the Officer will be entitled to receive 30% of the Threshold, Target or Maximum Award as determined in accordance with the Performance Share Award Opportunity Table.
	Greater than or equal to the 35th percentile and less than the 50th percentile	Greater than or equal to the 50th percentile and less than the 95th percentile	Greater than or equal to the 95th percentile
FFO/Debt Ratio[5]

If the Company’s FFO/Debt Ratio on the last day of the Performance Period places it in the Threshold, Target or Maximum Level range for the Performance Period, the Officer will be entitled to receive 30% of the Threshold, Target or Maximum Award as determined in accordance with the Performance Share Award Opportunity Table.
	At least 15%, but less than 16%	At least 16%, but less than 18%	At least 18%

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1 If the Company’s Earnings Growth, Relative TSR or FFO/Debt Ratio falls between two Award levels (e.g., the Threshold Level and the Target Level shown in the Performance Goal Table), the number of Performance Shares to which an Officer is entitled will be interpolated between the two Award levels in accordance with uniform procedures prescribed by the Committee.
2 In no event will an Officer receive more than the Maximum Award for an Officer of his or her level as listed in the Performance Share Award Opportunity Table.
3 Earnings Growth, for the period 2017 to 2019, will be calculated by measuring the compounded annual growth rate by dividing the Earnings Per Share (as defined below) for the year ended December 31, 2019 by the Earnings Per Share (as defined below) for the year ended December  31, 2016. The resulting earnings growth multiple will

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______________________________________________________________________________
then be multiplied to the 1/3 power and subtract 1. The calculation would be as follows: [(2019 Earnings Per Share/2016 Earnings Per Share) ^ (1/3)] - 1.
Earnings Per Share for the above calculation equals PNMR’s diluted EPS for the fiscal years ending December 31, 2016 and 2019 calculated in accordance with Generally Accepted Accounting Principles and reported in the Company’s Form 10-K for PNM Resources adjusted to exclude the following items: (1) mark-to-market impact of economic hedges, (2) regulatory disallowances, (3) change in unrealized impacts of plant decommissioning and coal mine reclamation trust securities, (4) gains or losses on reacquired debt, (5) goodwill or other intangible asset impairments, (6) impacts of acquisition and disposition activities, including but not limited to pension expense or income associated with PNM’s former gas utility operations, (7) impact of the Company’s adoption of an accounting pronouncement or the Company’s adoption of a change in accounting pronouncement on or after February 24, 2017, (8)  the loss, impairment, or write-up of any deferred tax asset or liability that was earned and recognized in a prior tax year, but that must be revalued in the current year due to changes in state or federal tax law, (9)  judgments entered or settlements reached in litigation or other regulatory proceedings, (10)  increases or decreases in the liabilities associated with PNM’s retired generating stations, including but not limited to expenses incurred in demolition or environmental work of such generating stations, (11) costs associated with process improvement initiatives, and (12)  changes to the liabilities associated with mine reclamation costs that are attributable to (a) changes in the discount rate used to measure those liabilities, (b) an early retirement of generating stations or (c) actions taken by the New Mexico Public Regulation Commission.
4 The “Relative TSR” Goal refers to the Company’s “Total Shareholder Return” for the Performance Period as compared to the “Total Shareholder Return” of the other utilities included in the S & P 400 Mid-Cap Utility Index.
For this purpose, the Total Shareholder Return of the Company and the other utilities included in the Index will be determined by adding any dividends paid by the Company (or such other utilities) to the change in value of the Company’s Stock (or the other utilities’ common stock). The change in value shall be measured by comparing the “Beginning Stock Price” and “Ending Stock Price.” The “Beginning Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the 20 trading days immediately preceding the first day of the Performance Period. The “Ending Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the last 20 trading days of the Performance Period.

5 The FFO/Debt Goal equals PNMR’s funds from operations for the fiscal year ending December 31, 2019, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2019. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNM Resources adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, and (5) excluding any contributions to the PNMR or TNMP qualified pension plans. The calculation is intended to be consistent with Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and if Moody’s modifies its calculation methodology prior to December 31, 2019 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2019, said changes in Moody’s methodology in effect as of December 31, 2019 will be incorporated into the calculation outlined above.

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ATTACHMENT B
Performance Share Award Opportunity Table

Officer Level	Threshold Award	Target Award	Maximum Award
CEO	Performance Shares = 80.5% of base salary	Performance Shares = 161% of base salary	Performance Shares = 322% of base salary
EVP	Performance Shares = 38.5% of base salary	Performance Shares = 77% of base salary	Performance Shares = 154% of base salary
SVP	Performance Shares = 29.75% of base salary	Performance Shares = 59.5% of base salary	Performance Shares = 119% of base salary
VP	Performance Shares = 17.5% of base salary	Performance Shares = 35% of base salary	Performance Shares = 70% of base salary

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ATTACHMENT C
Time-Vested Restricted Stock Rights Award Opportunity Table

Officer Level	Award
CEO	Restricted Stock Rights = 69% of base salary
EVP	Restricted Stock Rights = 33% of base salary
SVP	Restricted Stock Rights = 25.5% of base salary
VP	Restricted Stock Rights = 15% of base salary

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ATTACHMENT D
2017 LONG-TERM INCENTIVE PLAN
TERMS AND CONDITIONS
PNM Resources, Inc. (the “Company” or “PNMR”) has adopted the PNM Resources, Inc. 2014 Performance Equity Plan, as amended (the “PEP”) or any successor to the PEP. Pursuant to the PEP, the Company’s Compensation and Human Resources Committee (the “Committee”) has developed the PNM Resources, Inc. 2017 Long-Term Incentive Plan (the “Plan” or the “2017 Plan”) pursuant to which eligible Officers may receive Performance Share Awards and time-vested Restricted Stock Rights Awards.
All of the Awards granted under the 2017 Plan are made pursuant to the PEP and are subject to the provisions of the PEP. In addition, all of the Awards under the 2017 Plan are made subject to these Terms and Conditions. All of the terms of the PEP are incorporated into this document by reference. Capitalized terms used in but not otherwise defined in this document shall have the meanings given to them in the PEP. Any references in the Plan to the PEP shall be deemed to be a reference to the corresponding provisions of any successor to the PEP.
1.    Performance Share Awards.
(a)    Determination of Earnings Growth, Relative TSR and FFO/Debt Ratio. The Committee will determine the Earnings Growth, Relative TSR and the FFO/Debt Ratio for the Performance Period and the Officer’s corresponding Performance Share Award, if any, within 75 days following the end of the Performance Period. The Committee then will certify and submit its determinations with respect to the Earnings Growth, Relative TSR and FFO/Debt Ratio and the number of Performance Shares to which an Officer is entitled to the Board of Directors for review and approval. The Performance Shares to which an Officer is entitled shall become payable at the times described below.
(b)    Separation from Service; Forfeiture. Unless an Officer qualifies for a prorated Award, as described in the Plan, as a result of the Officer’s Separation from Service during the second half of the Performance Period due to death, Disability, Retirement, or Impaction, the Officer’s Award will be forfeited upon the Officer’s Separation from Service prior to the end of the Performance Period. If the Company terminates an Officer’s employment for Cause during or following the expiration of the Performance Period, all vested and unvested Performance Shares shall be canceled and forfeited immediately, regardless of whether the Officer elects Retirement.
(c)    Form and Timing of Delivery of Stock. All of the Performance Shares awarded and vested pursuant to the Plan will be paid in Stock within the first 90 days of the calendar year following the end of the Performance Period. The Performance Shares granted under this Plan are subject to the requirements of Section 409A of the Code. Accordingly, the restrictions described in Section 18.3 of the PEP apply to the Performance Shares.

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2.    Time-Vested Restricted Stock Rights Awards.
(a)    Vesting.
(1)    Except as set forth below, the time-vested Restricted Stock Rights shall vest in the following manner: (i) 33% of the time-vested Restricted Stock Rights will vest on March 7, 2021; (ii) an additional 34% of the time-vested Restricted Stock Rights will vest on March 7, 2022; and (iii) the final 33% of the time-vested Restricted Stock Rights will vest on March 7, 2023 (each a “Vesting Date”).
(2)    Upon an Officer’s involuntary or voluntary Separation from Service for any reason other than those set forth in Section 2(a)(3), the time-vested Restricted Stock Rights, if not previously vested, shall be canceled and forfeited immediately.
(3)    Upon an Officer’s Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, any unvested time-vested Restricted Stock Rights shall become 100% vested in accordance with the applicable provisions of the PEP.
(b)    Form and Timing of Delivery of Certificate. All of the time-vested Restricted Stock Rights awarded pursuant to this Plan will be paid in Stock in accordance with the following provisions:
(1)    If any time-vested Restricted Stock Rights vest in accordance with Section 2(a)(1), the Officer will generally receive the Stock payable with respect to such vested time-vested Restricted Stock Rights within 90 days following each Vesting Date and in all cases by December 31 following the applicable Vesting Date.
(2)    If any time-vested Restricted Stock Rights vest in accordance with Section 2(a)(3), the Officer will receive the Stock payable with respect to such time-vested Restricted Stock Rights within 90 days following the date of the Officer’s Separation from Service.
(3)    If the 90‑day period during which payments may be made pursuant to Section 2(a)(1) or (3) begins in one calendar year and ends in another, the Officer will receive the Stock in the second calendar year.
(4)    The delivery of the time-vested Restricted Stock Rights may be delayed to the extent necessary to comply with Federal securities laws.
(5)    All Stock will be awarded in accordance with the requirements of Section 409A of the Code and Section 18.3 of the PEP.
3.    Adjustments. Neither the existence of the Plan nor the Awards shall affect, in any way, the right or power of the Company to make or authorize: any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; or any merger or consolidation of the Company; or any corporate act or proceeding,

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whether of a similar character or otherwise; all of which, and the resulting adjustments in, or impact on, the Awards are more fully described in Section 4.3 of the PEP.
4.    Dividend Equivalents. An Officer will not be entitled to receive a dividend equivalent for any of the Performance Shares or time-vested Restricted Stock Rights granted under the Plan.
5.    Withholding. The Company shall have the power to withhold, or require an Officer to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Award under the Plan, all in accordance with the provisions of the PEPs.
6.    Status of Plan and Administration. The Plan and these Terms and Conditions shall at all times be subject to the terms and conditions of the PEP and shall in all respects be administered by the Committee in accordance with the terms of and as provided in the PEP. The Committee shall have the sole and complete discretion with respect to the interpretation of the Plan, these Terms and Conditions and the PEP, and all matters reserved to it by the PEP. The decisions of the majority of the Committee shall be final and binding upon an Officer and the Company. In the event of any conflict between the terms and conditions of the Plan or these Terms and Conditions and the PEP, the provisions of the PEP shall control.
6.    Waiver and Modification. The provisions of the Plan and these Terms and Conditions may not be waived or modified unless such waiver or modification is in writing signed by an authorized representative of the Committee.
7.    Amendment or Suspension. The Committee, in its sole discretion, reserves the right to adjust, amend or suspend the Plan and these Terms and Conditions during the Performance Period except as otherwise provided in the PEP. The Senior Vice President and General Counsel is hereby authorized to correct any typographical or similar errors in the Plan, the Terms and Conditions and any other documents issued in connection with the Plan.
8.    Ethics. The purpose of the Plan is to fairly reward performance achievement. Any Officer who manipulates or attempts to manipulate the Plan for personal gain at the expense of customers, shareholders, other employees, or the Company or its Affiliates will be subject to disciplinary action, up to and including termination of employment, and will forfeit and be ineligible to receive any Award under the Plan.

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